UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 30, 2014

EUROSITE POWER INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation)

000-54484 (Commission file number)	27-5250881 (IRS Employer Identification No.)

45 First Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 522-6000

(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2014, EuroSite Power Inc., or the Company, amended and restated an existing promissory note with John Hatsopoulos, the Chairman of the Company’s board of directors. The Amended and Restated Promissory Note, or the Note, is for the principal sum of $3,000,000 and accrues interest at a rate of 1.85% per annum. The Note is due upon the occurrence of a substantial capital raise, or upon a change of control of the Company.

The Note provides for events of default by the Company, including failure to pay principal, interest or fees when due, failure to comply with provisions of the Note, subject to cure, and certain events of bankruptcy or insolvency.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Promissory Note issued to John Hatsopoulos, dated December 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROSITE POWER INC.

By:	/s/ Gabriel Parmese
Gabriel Parmese,
Chief Financial Officer

 Dated: December 30, 2014